Exhibit 5.2

[Letterhead of SandRidge Energy, Inc.]

September 28, 2012

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Corporate Secretary to SandRidge Energy, Inc., a Delaware corporation (the “Company”). I am furnishing this opinion in connection with the registration by the Company under the Securities Act of 1933 of (i) up to $275,000,000 in aggregate principal amount of 7.5% Senior Notes due 2021 of the Company (the “2021 Exchange Notes”), (ii) up to $825,000,000 in aggregate principal amount of 7.5% Senior Notes due 2023 of the Company (the “2023 Exchange Notes” and, collectively with the 2021 Exchange Notes, the “Exchange Notes”) and (iii) Guarantees of the 2021 Exchange Notes (the “2021 Guarantees”) and the 2023 Exchange Notes (the “2023 Guarantees” and, collectively with the 2021 Guarantees, the “Guarantees”) by certain subsidiaries of the Company listed on Part I of Appendix A hereto (collectively the “Guarantors”), pursuant to the registration statement on Form S-4, filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (such registration statement is herein referred to as the “Registration Statement”). As described in the Registration Statement, the Exchange Notes and the Guarantees will be exchanged for the Company’s outstanding 7.5% Senior Notes due 2021 and 7.5% Senior Notes due 2023. The Company will issue the 2021 Exchange Notes and the Guarantors will provide the 2021 Guarantees, in each case, pursuant to an Indenture, dated as of March 15, 2011, as supplemented and amended by supplemental indentures dated April 17, 2012 and June 1, 2012 (such indenture, as so supplemented and amended, the “2021 Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee. The Company will issue the 2023 Exchange Notes and the Guarantors will provide the 2023 Guarantees, in each case, pursuant to an Indenture, dated as of August 20, 2012 (the “2023 Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee.

I, or members of my staff, have reviewed such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. I have assumed that all signatures are genuine, that all documents submitted to me as originals are authentic and that all copies of documents submitted to me conform to the originals.

I have relied as to certain matters on information obtained from public officials, officers of the Company and the Guarantors, and other sources believed by me to be responsible.

Based upon the foregoing, I am of the opinion that: (i) each Guarantor listed on Part II of Appendix A hereto (the “Texas Guarantors”) is duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power, authority and legal right to execute, deliver and perform its obligations under the 2021 Indenture and the 2023 Indenture and the Guarantees, as applicable, (ii) each Texas Guarantor has duly authorized, executed and delivered the 2021 Indenture and the 2023 Indenture, and (iii) each Texas Guarantor has duly authorized the Guarantees.

I am a member of the bar of the State of Texas. I do not express any opinion herein on any laws other than the law of the State of Texas.

I hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. I also hereby consent to the reference to my name under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Philip T. Warman
Philip T. Warman Senior Vice President,
General Counsel and Corporate Secretary

Appendix A

Part I

Guarantors

SandRidge Onshore, LLC

Lariat Services, Inc.

SandRidge Operating Company

Integra Energy, L.L.C.

SandRidge Exploration and Production, LLC

SandRidge Midstream, Inc.

SandRidge Offshore, LLC

SandRidge Holdings, Inc.

Bandon Oil and Gas GP, LLC

Bandon Oil and Gas, LP

DBH, LLC

Dynamic Offshore Resources, LLC

Dynamic Offshore Resources NS Acquisition, Inc.

Dynamic Offshore Resources NS, LLC

Dynamic Offshore Resources NS Parent, Inc.

SPN Resources, LLC

Part II

Texas Guarantors

Lariat Services, Inc.

SandRidge Operating Company

Integra Energy, L.L.C.

SandRidge Midstream, Inc.

Dynamic Offshore Resources NS, LLC